                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated March 6, 1996 accompanying the consolidated financial statements of Automated Communications, Inc. and appearing in the Phoenix Network, Inc. Report on Form 8-K dated January 31, 1996, as amended on April 1, 1996, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




  /s/ GRANT THORNTON LLP
-----------------------------
GRANT THORNTON LLP

San Francisco, California
October 18, 1996

                                                                    EXHIBIT 23.2
                                                                    (CONTINUED)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our reports dated March 28, 1996 accompanying the consolidated financial statements of Phoenix Network, Inc. and Subsidiaries appearing in the 1995 Annual Report of the Company to its stockholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1995 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.




  /s/ GRANT THORNTON LLP
----------------------------------
GRANT THORNTON LLP

San Francisco, California
October 18, 1996